 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 28, 2007 athenahealth, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-33689	04-3387530

(Commission File Number)	(IRS Employer Identification No.)

311 Arsenal Street
Watertown, Massachusetts	02472

(Address of Principal Executive Offices)	(Zip Code)
(781) 402-1000

(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On November 28, 2007, athenahealth, Inc. (the “Company”) entered into a purchase and sale agreement (the “Purchase and Sale Agreement”) with Bracebridge Corporation, a wholly-owned subsidiary of Bank of America Corporation (the “Seller”) for the purchase of a complex of buildings, including approximately 133,000 square feet of office space, on approximately 53 acres of land located at 1 Hatley Road in Belfast, Maine (the “Property”) for a total purchase price of $6,100,000.00 in cash. The Company intends to utilize the facility as a second operational service site. The Company also expects to lease a small portion of the space to commercial tenants.
     The Purchase and Sale Agreement contains representations, warranties and covenants of the parties, closing conditions and termination and other customary provisions. The Company anticipates that the purchase of the Property will close on or before February 16, 2008.
     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase and Sale Agreement, a copy of which is attached hereto as Exhibit 99.1 and the terms of which are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description
99.1	Purchase and Sale Agreement dated November 28, 2007 between Bracebridge Corporation and athenahealth, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHENAHEALTH, INC.
Dated: November 29, 2007	By:	/s/ Christopher E. Nolin
		Name:	Christopher E. Nolin
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Purchase and Sale Agreement dated November 28, 2007 between Bracebridge Corporation and athenahealth, Inc.